Exhibit 5.1

[Letterhead of Intercontinental Exchange, Inc.]

                                                                                                                       May 22, 2017

Intercontinental Exchange, Inc.,

5660 New Northside Drive, Third Floor,

Atlanta, Georgia 30328.

Ladies and Gentlemen:

I am the Senior Vice President and Associate General Counsel of Intercontinental Exchange, Inc., a Delaware corporation (the “Company”), and, in such capacity, have acted as counsel to the Company in connection with the Company’s filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the registration of 38,898,218 shares of the Company’s Common Stock, par value $0.01 per share (the “Securities”) issuable pursuant to the Intercontinental Exchange, Inc. 2017 Omnibus Employee Incentive Plan (the “Plan”).

In that capacity, I have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, I advise you that, in my opinion, when the Registration Statement becomes effective under the Securities Act of 1933, the terms of the sale of the Securities have been duly established in conformity with the Company’s Third Amended and Restated Certificate of Incorporation and the terms of the Plan, and the Securities have been duly issued and sold as contemplated by the Registration Statement and the Plan, the Securities will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, I am not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities.

The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and I express no opinion as to the effect of the laws of any other jurisdiction.

I have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Andrew J. Surdykowski
Senior Vice President and Associate General Counsel